SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[X]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to § 240.14a-12.

THE RBB FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: __
(2)	Form, Schedule or Registration Statement No.: _____
(3)	Filing Party:
(4)	Date Filed:

THE RBB FUND, INC.

Dear Valued Shareholder:

You are a valued member of the Bogle Investment Management Small Cap Growth Fund family and we need your vote. The purpose of the special meeting is for shareholders to vote on a proposal to approve a new Investment Advisory Agreement. Your vote is critical to helping us reach quorum.

The Board of Directors unanimously recommends a vote “FOR” the proposal.

•	Your vote is extremely important! To avoid further communications, we urge you to take the time to vote your shares today using one of the below voting options.
o	Call 1-855-200-8052, to speak live to a proxy specialist Monday through Friday from 9:00 a.m. to 10:00 p.m. Eastern Time.

o	Or call the toll-free touchtone phone number located on your proxy card, enter the control number, and follow the prompts.

•	Vote by Internet at www.proxyvote.com and enter the control number located on your proxy card and follow the prompts.

•	Vote by mail by completing, signing, and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package.

We appreciate you taking immediate action to vote your shares today!

Sincerely,

/s/ Salvatore Faia

President

The RBB Fund, Inc.